Exhibit 10.14

PROMISSORY NOTE

Date:

May 28, 2008

Borrower:

Chardan 2008 China Acquisition Corp.
Suite 18E, Tower A
Oriental Kenzo Plaza
48 Dongzhimenwai Street
Beijing, 100027,
China

Lender:

Chardan Capital, LLC

Principal Amount:

$19,934.00

1. FOR VALUE RECEIVED, Chardan 2008 China Acquisition Corp. (the “Borrower”) promises to pay to Chardan Capital, LLC (the “Lender”), at such address as may be provided in writing to the Borrower, the principal sum of nineteen thousand, nine hundred and thirty-four dollars ($19,934.00) in lawful money of the United States of America or such lesser amount, as the case may be, equal to the funds advanced by the Lender to or on behalf of the Borrower (the “Note”). Documentation to substantiate all amounts advanced to or on behalf of the Borrower pursuant to this Note shall be attached hereto as such funds are so advanced.

2. This Note will be repaid in full on the earlier of September 30, 2008 and the date on which the Borrower consummates an initial public offering of its securities.

3. At any time, the Borrower may pay the outstanding balance then owing under this Note to the Lender without premium or penalty.

4. This Note will be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

5. If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the intent of the parties to this Note that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.

6. All costs, expenses and expenditures including, and without limitation, the reasonable legal costs incurred by the Lender in enforcing this Note as a result of any default by the Borrower , will be added to the principal then outstanding and will immediately be paid by the Borrower.

7. The Lender may not assign this Note or any interest in this Note, if any.

8. This Note will inure to the benefit of and be binding upon the respective heirs, executors, administrators and successors of the Borrower and the Lender. The Borrower waives presentment for payment, notice of non-payment, protest and notice of protest.

IN WITNESS WHEREOF, Chardan 2008 China Acquisition Corp., intending to be legally bound hereby, has caused this Promissory Note to be duly executed by the authorized officer named below on the date written above.

Chardan 2008 China Acquisition Corp.

By:

Name: Kerry S. Propper
Title: Chief Executive Officer

Confirmed by:
Chardan Capital, LLC

By:
Name: Li Zhang
Chardan Capital, LLC